UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2007

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 11, 2007, NorthStar Realty Finance Corp. (the “Company”) announced via a press that NorthStar Realty Finance Limited Partnership, the operating partnership through which the Company conducts its operations, has commenced a private offering, subject to market conditions, of $150 million aggregate principal amount of the operating partnership’s exchangeable senior notes due 2027, plus an additional $22.5 million aggregate principal amount of notes that may be issued at the option of the initial purchasers to cover over-allotments within 30 days of the initial issuance of the notes. The notes will be senior unsecured obligations of the operating partnership, exchangeable for cash, shares of the Company’s common stock, or a combination of cash and shares of common stock, at the operating partnership’s option. The Company has guaranteed the payment of amounts due on the notes.

The Company expects to use the net proceeds from the sale of the notes to repay indebtedness under its subsidiaries’ credit facility, acquire investments relating to its business and for general corporate purposes.

The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any shares of Company’s common stock that may be issued upon exchange of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

A copy of the press release is attached to this Current Report on Form 8-K as 99.1 hereto and incorporated herein by reference and filed for the purpose of complying with Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit Number	Description

99.1	Press release, dated June 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: June 11, 2007	By:	/s/ Albert Tylis
Albert Tylis
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 11, 2007.